Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2020 (except for the third paragraph of Note 1, as to which the date is September 18, 2020) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-248611) and related Prospectus of Graybug Vision, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

September 21, 2020